UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)
(216) 676-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, the Board of Directors (the “Board”) of GrafTech International Ltd. (the “Company”) appointed Rory O’Donnell to the position of Chief Financial Officer and Senior Vice President of the Company, effective September 3, 2024. Catherine Hedoux-Delgado, the Company’s current Interim Chief Financial Officer and Treasurer, will serve as Vice President, Controller, beginning September 3, 2024.

Mr. O’Donnell, age 46, previously served as Senior Vice President, Controller and Principal Accounting Officer of Covia Corporation, a provider of mineral-based and material solutions for the industrial and energy markets, since February 2019. While at Covia Corporation, he also served as Interim Chief Financial Officer from August 2022 to July 2023. At Covia Corporation, Mr. O’Donnell was responsible for internal and external financial reporting and compliance, tax planning and compliance, and managing working capital, among other responsibilities. Prior to Covia Corporation, Mr. O’Donnell served as Senior Vice President, Controller at Signet Jewelers Limited (NYSE: SIG), a retailer of diamond jewelry, from 2014 to 2019. Before joining Signet Jewelers Limited, Mr. O’Donnell served as Director, Accounting & Reporting at Cleveland-Cliffs Inc. (NYSE: CLF), a North America-based steel producer. Mr. O’Donnell began his career at KPMG LLP, a professional services firm. Mr. O’Donnell has a B.S. in Accounting from the University of Dayton and is a Certified Public Accountant licensed in Ohio.

In connection with his employment, Mr. O’Donnell will receive base salary at an annual rate of $425,000. Mr. O’Donnell’s base salary for 2024 will be prorated based on his start date. In addition to his base salary, Mr. O’Donnell will participate in the Company’s performance-based annual cash incentive plan with a target opportunity of 75% of base salary. For 2024, the annual cash incentive award will be prorated in accordance with the terms of the Company’s Short-Term Incentive Plan, and can be earned from 0% to 200% of target based on actual performance. Mr. O’Donnell will also be eligible to participate in the Company’s equity-based long-term incentive program with an annual target award of 150% of base salary. For 2024, Mr. O’Donnell will receive one-third of his annual target award. The 2024 long-term incentive awards will be in the form of time-based restricted stock units (60% weighting) and target performance-based restricted stock units (40% weighting). The performance-based restricted stock units can be earned from 0% to 200% of target based on actual performance, subject to any caps contained in the award agreement, and will have performance conditions substantially the same as for other Company executive officer awards during 2024. Mr. O’Donnell will be eligible to participate in standard Company-sponsored benefits, including health benefits and the 401(k) plan. Mr. O’Donnell will also be eligible to receive twelve months of salary continuation as severance if his employment is terminated without cause (subject to a customary release of claims).

There are no family relationships between Mr. O’Donnell and any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected for his position. There are no related person transactions involving Mr. O’Donnell that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company intends to enter into an indemnification agreement with Mr. O’Donnell. The form of indemnification agreement was previously filed with the Securities and Exchange Commission on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the appointment of Mr. O’Donnell is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1 Press release of GrafTech International Ltd., dated August 13, 2024
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	August 13, 2024	By:	/s/ Catherine Hedoux-Delgado
Catherine Hedoux-Delgado
Interim Chief Financial Officer and Treasurer